UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2015
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 IRS Employer Identification Number
7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Methode Electronics, Inc. (the “Company”) previously reported that Thomas Reynolds, Chief Operating Officer, ceased to be employed by the Company. Mr. Reynold’s last day of employment was September 9, 2015. On September 20, 2015, the Company entered into an Agreement and General Release with Mr. Reynolds which became effective on September 28, 2015 after a revocation period (the “Agreement”).
Pursuant to the Agreement, Mr. Reynolds is entitled to certain compensation in return for a release of claims and a one-year non-compete covenant. Mr. Reynolds will be paid his annual salary of $475,000 for twelve months, in accordance with the Company’s regular payroll practices. Mr. Reynolds is also entitled to continuing coverage under the Company’s health plan through September 30, 2016.
A copy of the Agreement is attached hereto as Exhibit 10.1, and this description is qualified by reference to the full text of the Agreement.
Item 9.01    Financial Statements And Exhibits.
(d)    Exhibits.
10.1    Agreement and General Release between the Company and Thomas Reynolds, effective September 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2015	METHODE ELECTRONICS, INC. By: /s/ Douglas A. Koman Douglas A. Koman Chief Financial Officer

index to exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement and General Release between the Company and Thomas Reynolds, effective September 28, 2015